Exhibit 99.1

Retail Value Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements

Value Inc. Quarterly Financial Supplement For the period ended December 31,

Retail Value Inc.

Unaudited Pro Forma Condensed Consolidated Financial Information

Continental U.S. Disposition

On October 1, 2021, certain subsidiaries (collectively the “Sellers”) of Retail Value Inc. (the “Company”) completed their previously announced sale of all of their interests in Great Northern Plazas (North Olmsted, Ohio), Maple Grove Crossing (Maple Grove, Minnesota), Peach Street Marketplace (Erie, Pennsylvania), Seabrook Commons (Seabrook, New Hampshire) and Wrangleboro Consumer Square (Mays Landing, New Jersey) for $264.0 million in cash (the “Continental U.S. Disposition”) pursuant to the terms of the Amended and Restated Purchase Agreement, dated as of August 19, 2021 (the “Purchase Agreement”), by and among the Sellers and certain affiliates of Bridge 33 Capital, as purchasers. Net proceeds received at closing were approximately $242.4 million excluding $4.4 million of escrows established at closing, which may be released to Sellers in the event certain leasing activity is completed within 180 days of closing pursuant to the Purchase Agreement. The Sellers retained the right to pursue and collect amounts from tenants relating to pre-closing periods (including amounts relating to pre-closing periods that have been deferred and are to be repaid by tenants sometime after the closing date).

The five assets sold in the Continental U.S. Disposition were as follows:

Property Name	City, State	Total Owned GLA (000's)
Maple Grove Crossing	Maple Grove, Minnesota	262
Seabrook Commons	Seabrook, New Hampshire	175
Wrangleboro Consumer Square	Mays Landing, New Jersey	840
Great Northern Plazas	North Olmsted, Ohio	630
Peach Street Marketplace	Erie, Pennsylvania	716
		2,623

Puerto Rico Disposition (As reported on the Company’s Current Report on Form 8-K dated August 27, 2021)

On August 27, 2021, the Company and RVT PR Mezz Borrower 1 LLC, a wholly-owned subsidiary of the Company completed the sale of all of their interests in the limited liability companies that owned all of the Company’s remaining assets located in Puerto Rico (comprising 3.5 million square feet of Company‑owned gross leasable area (“GLA”)) for $550.0 million in cash (the “Puerto Rico Disposition”) pursuant to the terms of the purchase agreement, dated as of June 30, 2021, by and among the sellers and Kildare Acquisitions US, LLC.  Net proceeds received at closing were approximately $539.0 million, of which $214.5 million were used to fully repay the outstanding balance of the Company’s mortgage loan.  The Puerto Rico Disposition did not include any cash or restricted cash held by or on behalf of the limited liability companies immediately prior to closing, which was retained by the sellers. The sellers also retained the right to pursue and collect amounts from tenants related to pre-closing periods (including amounts related to pre-closing periods that have been deferred and are to be repaid by tenants sometime after the closing date).

As a result of the repayment of the Company’s mortgage loan using a portion of the net proceeds received in connection with the Puerto Rico Disposition, the lenders’ commitments under the Revolving Credit Agreement, dated as of July 2, 2018 (as amended, the “Revolving Credit Agreement”), among the Company, PNC Bank, National Association, as administrative agent, and the lenders from time to time parties thereto, were terminated pursuant to the terms of the Revolving Credit Agreement. At the time of termination of the lenders’ commitments, no amounts were outstanding under the Revolving Credit Agreement.

As a result of the closing of the Puerto Rico Disposition, the Company met the criteria set forth in Accounting Standards Codification 205-20, Presentation of Financial Statements – Discontinued Operations (“ASC 205-20”) and will no longer report financial results for the Puerto Rico segment and instead will report the financial results of the Puerto Rico segment as discontinued operations in the consolidated statements of operations for all periods presented beginning with the quarterly financial statements to be filed on the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2021.  Refer to Form 8-K dated August 27, 2021, for presentation of pro forma periods required for discontinued operations per Article 11 of Regulation S‑X.

The nine assets sold in the Puerto Rico Disposition were as follows:

Property Name	City	Company-Owned GLA (000's)
Plaza Isabela	Isabela	259
Plaza Fajardo	Fajardo	274
Plaza Walmart	Guayama	164
Plaza del Atlántico	Arecibo	223
Plaza del Sol	Bayamon	598
Plaza Río Hondo	Bayamon	556
Plaza Escorial	Carolina	525
Plaza Cayey	Cayey	313
Plaza del Norte	Hatillo	626
		3,538

The Puerto Rico Disposition also included all of the Company’s interests in a consolidated joint venture that owned an undeveloped parcel of land adjacent to Plaza Isabela.

At the date of the Company’s spin-off from SITE Centers Corp. into a separate publicly traded company, July 1, 2018, the Company had 12 assets in Puerto Rico and two reportable segments: continental U.S. and Puerto Rico. Prior to June 30, 2021, the Company sold three assets in Puerto Rico (the “Sold Puerto Rico Assets”) as follows:

Date Sold	Property Name	City	Company-Owned GLA (000's)	Gross Sales Price (000's)
December 22, 2020	Plaza Palma Real	Humacao	448	$50,000
April 14, 2021	Plaza Vega Baja	Vega Baja	185	4,500
June 3, 2021	Señorial Plaza	Rio Piedras	202	20,350
			835	$74,850

Pro Forma Statements

The unaudited pro forma adjustments include the following:

•	The consummation of the Puerto Rico Disposition;
•	The repayment of the outstanding balance of the mortgage loan using a portion of the net proceeds received in connection with the Puerto Rico Disposition and the related release of restricted cash;
•	The termination of the Revolving Credit Agreement (no amounts outstanding at June 30, 2021);
•	Elimination of the historical information of the Sold Puerto Rico Assets and
•	The consummation of the Continental U.S. Disposition.

The unaudited pro forma condensed consolidated financial statements were prepared in accordance with Article 11 of Regulation S‑X and have been derived from the historical financial statements prepared in accordance with accounting principles generally accepted in the United States of America and are presented based on available information and certain assumptions that management believes are reasonable.

The following unaudited pro forma balance sheet is presented as if the transactions described above occurred on June 30, 2021.  The unaudited pro forma statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 are presented as if the transactions described above had occurred as of January 1, 2020.

The unaudited pro forma financial statements are not necessarily indicative of what the Company’s financial condition or results of operations would have been for the periods presented.  The unaudited pro forma financial statements should be read in conjunction with the audited financial statements, the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the unaudited financial statements, the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021.

Retail Value Inc.

Pro Forma Condensed Consolidated Balance Sheet

As of June 30, 2021

(Unaudited, in thousands, except share amounts)

		Transaction Accounting Adjustments
	Company Historical	Puerto Rico Disposition		Mortgage Payoff		Continental U.S. Disposition		Company Pro Forma
Assets
Land	$337,869	$(239,540)	(A)	$—		$(87,887)	(H)	$10,442
Buildings	918,294	(543,171)	(A)	—		(276,091)	(H)	99,032
Fixtures and tenant improvements	114,580	(62,061)	(A)	—		(30,065)	(H)	22,454
	1,370,743	(844,772)		—		(394,043)		131,928
Less: Accumulated depreciation	(554,434)	332,964	(A)	—		155,248	(H)	(66,222)
	816,309	(511,808)		—		(238,795)		65,706
Construction in progress	2,489	(1,392)	(A)	—		(137)	(H)	960
Total real estate assets, net	818,798	(513,200)		—		(238,932)		66,666
Cash and cash equivalents	67,185	539,000	(B)	(155,922)	(C)	242,418	(I)	692,681
Restricted cash	59,048	—		(59,048)	(C)	5,342	(I)	5,342
Accounts receivable	17,501	(9,530)	(A)	—		(1,982)	(H)	5,989
Other assets, net	17,960	(794)	(A)	(38)	(D)	(3,884)	(H)	13,244
	$980,492	$15,476		$(215,008)		$2,962		$783,922
Liabilities and Equity
Mortgage indebtedness, net	$207,243	$—		$(207,243)	(E)	$—		$—
Accounts payable and other liabilities	30,420	(9,049)	(A)	(425)	(F)	(4,610)	(H)	17,236
						900	(I)
Total liabilities	237,663	(9,049)		(207,668)		(3,710)		17,236
Commitments and contingencies
Redeemable preferred equity	190,000	—		—		—		190,000
Retail Value Inc. shareholders' equity
Common shares, with par value, $0.10 stated value; 200,000,000 shares authorized; 21,104,840 shares issued at June 30, 2021	2,110	—		—		—		2,110
Additional paid-in capital	740,548	—		—		—		740,548
Accumulated distributions in excess of net loss	(189,800)	24,525	(B)	(7,340)	(G)	6,672	(I)	(165,943)
Less: Common shares in treasury at cost: 1,620 shares at June 30, 2021	(29)	—		—		—		(29)
Total equity	552,829	24,525		(7,340)		6,672		576,686
	$980,492	$15,476		$(215,008)		$2,962		$783,922

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Retail Value Inc.

Pro Forma Condensed Consolidated Statement of Operations

For the Six Months Ended June 30, 2021

(Unaudited, in thousands, except per share amounts)

		Transaction Accounting Adjustments
	Company Historical	Sold Puerto Rico Assets (J)	Puerto Rico Disposition (K)	Mortgage Repayment (L)	Continental U.S. Disposition (M)	Company Pro Forma
Revenues from operations:
Rental income	$83,279	$(1,611)	$(46,109)	$—	$(20,504)	$15,055
Other income	91	(5)	(14)	—	(13)	59
	83,370	(1,616)	(46,123)	—	(20,517)	15,114
Rental operation expenses:
Operating and maintenance	18,776	(856)	(13,356)	—	(2,346)	2,218
Real estate taxes	8,023	(171)	(1,952)	—	(3,879)	2,021
Property and asset management fees	8,069	(442)	(4,532)	—	(1,836)	1,259
Impairment charges	81,060	(2,010)	(79,050)	—	—	—
General and administrative	2,123	—	—	—	—	2,123
Depreciation and amortization	24,562	(454)	(12,420)	—	(6,321)	5,367
	142,613	(3,933)	(111,310)	—	(14,382)	12,988
Other income (expense):
Interest expense, net	(7,428)	—	—	7,397	—	(31)
Debt extinguishment costs	(1,242)	—	—	1,242	—	—
Other income, net	197	—	(127)	—	—	70
Gain on disposition of real estate, net	1,541	304	—	—	—	1,845
	(6,932)	304	(127)	8,639	—	1,884
(Loss) income before tax expense	(66,175)	2,621	65,060	8,639	(6,135)	4,010
Tax expense	(197)	7	46	—	31	(113)
Net (loss) income	$(66,372)	$2,628	$65,106	$8,639	$(6,104)	$3,897
Comprehensive (loss) income	$(66,372)	$2,628	$65,106	$8,639	$(6,104)	$3,897

Per share data:
Basic and diluted	$(3.16)					$0.19
Basic and diluted - average shares outstanding	21,006					21,006

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Retail Value Inc.

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2020

(Unaudited, in thousands, except per share amounts)

		Transaction Accounting Adjustments
	Company Historical	Sold Puerto Rico Assets (J)	Puerto Rico Disposition (K)	Mortgage Repayment (L)	Continental U.S. Disposition		Company Pro Forma
Revenues from operations:
Rental income	$169,725	$(9,909)	$(79,125)	$—	$(40,301)	(M)	$40,390
Other income	83	(1)	(36)	—	(21)	(M)	25
	169,808	(9,910)	(79,161)	—	(40,322)		40,415
Rental operation expenses:
Operating and maintenance	40,803	(4,246)	(25,097)	—	(4,471)	(M)	6,989
Real estate taxes	20,752	(886)	(3,909)	—	(7,171)	(M)	8,786
Property and asset management fees	18,612	(1,168)	(8,915)	—	(3,738)	(M)	4,791
Impairment charges	115,525	(15,165)	(45,990)	—	(16,940)	(M)	37,430
General and administrative	3,612	—	—	—	—		3,612
Depreciation and amortization	57,053	(3,983)	(24,675)	—	(13,550)	(M)	14,845
	256,357	(25,448)	(108,586)	—	(45,870)		76,453
Other income (expense):
Interest expense, net	(22,742)	—	—	20,543	—		(2,199)
Debt extinguishment costs	(5,922)	—	—	(12,793)	—		(18,715)
Other income, net	251	(42)	(209)	—	—		—
Gain on disposition of real estate, net	22,800	910	—	—	6,672	(I)	30,382
	(5,613)	868	(209)	7,750	6,672		9,468
Loss before tax expense	(92,162)	16,406	29,216	7,750	12,220		(26,570)
Tax expense	(1,392)	63	472	—	58	(M)	(799)
Net loss	$(93,554)	$16,469	$29,688	$7,750	$12,278		$(27,369)
Comprehensive loss	$(93,554)	$16,469	$29,688	$7,750	$12,278		$(27,369)

Per share data:
Basic and diluted	$(4.72)						$(1.38)
Basic and diluted -average shares outstanding	19,806						19,806

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Retail Value Inc.

Notes to unaudited pro forma condensed consolidated financial statements

(Amounts in thousands)

(A)	Reflects the removal of the assets and liabilities disposed in connection with the Puerto Rico Disposition from the historical information presented.

(B)

The interests in the limited liability companies that owned the assets sold in connection with the Puerto Rico Disposition had a gross sales price of $550.0 million.  The pro forma net gain on disposition of real estate is based on the Company’s historical balance sheet information as of June 30, 2021 and is subject to change based upon, among other things, the actual balance sheet on the closing date of the Puerto Rico Disposition, finalization of working capital adjustments and the Company’s financial closing procedures and may differ significantly from the actual net gain on disposition of real estate that the Company recognizes.  The estimated pro forma net gain on disposition of real estate presented below has not been reflected in the unaudited pro forma condensed consolidated statements of operations as this amount pertains to discontinued operations and does not reflect the impact on income from continuing operations:

Gross sales price	$550,000
Estimated transaction costs	(10,300)
Net proceeds	539,700
Less: Prorations	(700)
Net cash received	$539,000
Net assets written-off	(514,475)
Pro forma gain on disposition of real estate, net	$24,525

(C)

Reflects the reduction of cash ($214,545) from proceeds of the Puerto Rico Disposition utilized to repay the mortgage loan as the Company’s equity in these properties were pledged to the mortgage lender, as well as the payment of accrued interest ($425).  Amount is offset by release of restricted cash on deposit with the lender ($59,048) upon repayment of the mortgage loan, pursuant to the mortgage loan agreement.

(D)

Reflects the write-off of the unamortized loan costs on the Revolving Credit Agreement, which was terminated as a result of the repayment of the mortgage loan pursuant to the terms of the Revolving Credit Agreement.

(E)	Reflects the repayment of the mortgage loan ($214,545) net of the write-off of related unamortized loan costs ($7,302).

(F)	Reflects the removal of accrued interest paid in connection with the repayment of the mortgage loan.

(G)

Reflects the write-off of the unamortized loan costs on the mortgage loan ($7,302) and the termination of the Revolving Credit Agreement ($38). As of June 30, 2021, there were no borrowings outstanding under the Revolving Credit Agreement.

(H)

Reflects the removal of the assets and liabilities disposed in connection with the Continental U.S. Disposition from the historical information presented.  The Company expects to classify the Continental U.S. Disposition as “held for sale” as of September 30, 2021 given the transaction was considered probable as of the balance sheet date.

Retail Value Inc.

Notes to unaudited pro forma condensed consolidated financial statements

(Amounts in thousands)

(I)

The five assets in the Continental U.S. Disposition had a gross sales price of $264.0 million.  The pro forma net gain on disposition of real estate is based on the Company’s historical balance sheet information as of June 30, 2021 and is subject to change based upon, among other things, the actual balance sheet on the closing date of the Continental U.S. Disposition and finalization of the Company’s financial closing procedures and may differ significantly from the actual net gain on disposition of real estate that the Company recognizes.  The estimated pro forma net gain on disposition of real estate presented below is reflected on the unaudited pro forma condensed consolidated balance sheet as if the Continental U.S. Disposition was consummated as of June 30, 2021 and on the unaudited pro forma condensed consolidated statements of operations as if the Continental U.S. Disposition was consummated on January 1, 2020:

Gross sales price	$264,000
Estimated transaction costs and other adjustments (1)	(15,020)
Net proceeds	248,980
Less: Leasing escrow (2)	(4,442)
Less: Prorations	(2,120)
Net cash received	$242,418
Add: Leasing escrow (2)	$4,442
Net assets written-off	(240,188)
Pro forma gain on disposition of real estate, net	$6,672
(1)	Includes cash held in escrow ($900) for certain repairs and is classified as restricted cash on the pro forma condensed consolidated balance sheet.
(2)

Relates to sale proceeds which are held in escrow expected to be released to Sellers upon the execution of two tenant leases within 180 days of closing pursuant to the Purchase Agreement.  The escrowed funds are included in the net proceeds amount used to determine the estimated gain on disposition.

(J)

Reflects the removal of the revenues and expenses for the six months ended June 30, 2021 and for the year ended December 31, 2020 for the Sold Puerto Rico Assets from the historical information presented.

(K)

Reflects the removal of the revenues and expenses for the six months ended June 30, 2021 and for the year ended December 31, 2020 for the assets sold in connection with the Puerto Rico Disposition from the historical information presented.

(L)

Reflects the elimination of interest expense and related amortization to reflect the amounts repaid on the mortgage loan as if the proceeds from the Puerto Rico Disposition had been received and a portion thereof applied to repay a portion of the mortgage loan on January 1, 2020, as well as other repayments made due to asset sales during the first quarter of 2020, thus resulting in the full repayment of the loan. This column also reflects the adjustment of debt extinguishment costs assuming the mortgage loan was repaid in the first quarter of 2020.

(M)

Reflects the removal of the revenues and expenses for the six months ended June 30, 2021 and for the year ended December 31, 2020 for the assets sold in connection with the Continental U.S. Disposition from the historical information presented.

Retail Value Inc. 3300 Enterprise Pkwy. Beachwood, OH 44122 P.216.755.5500 F. 216.755.1500 www.retailvalueinc.com